Exhibit (g)(1)(z)

MAINSTAY GROUP OF FUNDS

November 21, 2019

State Street Bank and Trust Company

1 Iron Street

Boston, MA 02210

Attention: MainStay Group of Funds Client Manager

Re: Amended and Restated Master Custodian Agreement (the “Agreement”)

Ladies and Gentlemen:

Please be advised of the following change to the MainStay Group of Funds. This change is reflected in the attached revised Appendix A to the Agreement.

Type of change	Fund name	New Fund name	Date of change
Name Change	MainStay Indexed Bond Fund	MainStay Short Term Bond Fund	December 5, 2019

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the MainStay Funds and retaining one for your records.

Sincerely,

MAINSTAY FUNDS Trust

By:
Name:	Kirk C. Lehneis
Title:	President, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:	Andrew Erickson
Title:	Executive Vice President, Duly Authorized

Effective Date: December 5, 2019

Appendix A

to the

Amended and Restated Master Custodian Agreement

(as of December 5, 2019, unless otherwise noted)

Fund / Portfolio
MainStay MacKay DefinedTerm Municipal Opportunities Fund

The MainStay Funds	MainStay Candriam Emerging Markets Debt Fund
MainStay Income Builder Fund
MainStay Large Cap Growth Fund
MainStay MacKay Common Stock Fund
MainStay MacKay Convertible Fund
MainStay MacKay High Yield Corporate Bond Fund
MainStay MacKay Infrastructure Bond Fund
MainStay MacKay International Equity Fund
MainStay MacKay Tax Free Bond Fund
MainStay MacKay Unconstrained Bond Fund
MainStay MAP Equity Fund
MainStay Money Market Fund
MainStay VP Funds Trust	MainStay VP Balanced Portfolio
MainStay VP Bond Portfolio
MainStay VP Conservative Allocation Portfolio
MainStay VP Cushing Renaissance Advantage Portfolio
MainStay VP Eagle Small Cap Growth Portfolio
MainStay VP Emerging Markets Equity Portfolio
MainStay VP Epoch U.S. Equity Yield Portfolio
MainStay VP Fidelity Institutional AM® Utilities Portfolio
MainStay VP Floating Rate Portfolio
MainStay VP Growth Allocation Portfolio
MainStay VP Income Builder Portfolio
MainStay VP Indexed Bond Portfolio
MainStay VP IQ Hedge Multi-Strategy Portfolio
MainStay VP Janus Henderson Balanced Portfolio
MainStay VP Large Cap Growth Portfolio
MainStay VP MacKay Common Stock Portfolio
MainStay VP MacKay Convertible Portfolio
MainStay VP MacKay Government Portfolio
MainStay VP MacKay Growth Portfolio
MainStay VP MacKay High Yield Corporate Bond Portfolio
MainStay VP MacKay International Equity Portfolio
MainStay VP MacKay Mid Cap Core Portfolio
MainStay VP MacKay S&P 500 Index Portfolio
MainStay VP MacKay Small Cap Core Portfolio
MainStay VP MacKay Unconstrained Bond Portfolio
MainStay VP Mellon Natural Resources Portfolio
MainStay VP Moderate Allocation Portfolio

Fund / Portfolio
MainStay VP Moderate Growth Allocation Portfolio
MainStay VP PIMCO Real Return Portfolio
MainStay VP T. Rowe Price Equity Income Portfolio
MainStay VP U.S. Government Money Market Portfolio
MainStay Funds Trust	MainStay Balanced Fund
MainStay Candriam Emerging Markets Equity Fund
MainStay Conservative Allocation Fund
MainStay Epoch Capital Growth Fund
MainStay Epoch Global Equity Yield Fund
MainStay Epoch International Choice Fund
MainStay Epoch U.S. All Cap Fund
MainStay Epoch U.S. Equity Yield Fund
MainStay Floating Rate Fund
MainStay Growth Allocation Fund
MainStay MacKay California Tax Free Opportunities Fund
MainStay MacKay Emerging Markets Equity Fund
MainStay MacKay Growth Fund
MainStay MacKay High Yield Municipal Bond Fund
MainStay MacKay International Opportunities Fund
MainStay MacKay New York Tax Free Opportunities Fund
MainStay MacKay S&P 500 Index Fund
MainStay MacKay Short Duration High Yield Fund
MainStay MacKay Short Term Municipal Fund
MainStay MacKay Small Cap Core Fund
MainStay MacKay Total Return Bond Fund
MainStay MacKay U.S. Equity Opportunities Fund
MainStay Moderate Allocation Fund
MainStay Moderate Growth Allocation Fund
MainStay Short Term Bond Fund

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